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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 August 26, 2004

                (Date of Report/Date of earliest event reported)


                           INTERNATIONAL PAPER COMPANY

             (Exact name of registrant as specified in its charter)

              New York                              1-3157                            13-0872805
    (State or other jurisdiction               (Commission File                     (IRS Employer
         of incorporation)                         Number)                       Identification No.)

                               400 Atlantic Street
                           Stamford, Connecticut 06921
              (Address and zip code of principal executive offices)


                                  203-541-8000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth under Item 2.03 of this report on Form 8-K is hereby incorporated in Item 1.01 by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On August 26, 2004, International Paper Company, as guarantor (the "Company"), and International Paper Investments (France) S.A.S., a French wholly-owned subsidiary of the Company (the "Borrower"), entered into a 'E'500,000,000 five-year Credit Facility, dated as of August 26, 2004, among the Company, the Borrower, BNP Paribas, Barclays Capital and ABN AMRO N.V., as mandated lead arrangers, certain financial institutions named therein and BNP Paribas, as facility agent (the "Credit Facility"). On August 31, 2004, the Borrower obtained a loan under the Credit Facility in an amount equal to 'E'500,000,000 (the "Loan"). The Borrower intends to use the proceeds of the Loan for general corporate purposes.

The Loan will mature in five years with the principal due at maturity and accrued interest initially payable every six months and at maturity. Interest on the Loan will be initially computed based upon a six-month LIBOR rate, plus a margin ranging from .45% to 1% per annum based upon the long term credit rating of the Company (the "Applicable Margin"), plus certain other mandatory costs. Under the Credit Facility, the Borrower may, at its option, alter the periodic term of the Loan and, thereafter, interest on the loan will be computed based upon a one-, two-, three- or six-month LIBOR or EURIBOR rate or such other LIBOR or EURIBOR rate that corresponds to the new periodic term of the Loan, plus the Applicable Margin, plus certain other mandatory costs. The initial interest rate on the Loan under the Credit Facility will be 2.716% per annum.

Under the Credit Facility, the Company irrevocably and unconditionally guarantees the performance by the Borrower of all of its obligations under the Credit Facility and agrees to immediately pay on demand by the facility agent any amount that the Borrower fails to pay when due under the Credit Facility. The Credit Facility imposes various restrictions on the Company including a prohibition on fundamental changes to the Company or any of its material subsidiaries, including certain consolidations, mergers and sales and transfers of assets, and limitations on the ability of the Company or any of its material subsidiaries to grant liens upon their property, assets or revenues. In addition, under the Credit Facility, the Company must maintain a minimum total debt to total capital ratio and a minimum consolidated net worth. The Credit Facility includes usual and customary events of default for facilities of this nature (with customary grace periods, as applicable) and provides that, upon the occurrence of certain events of default, including a change in control of the Company, certain changes in the composition of the


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Company's board of directors and a change in ownership of the Borrower whereby it ceases to be a wholly-owned subsidiary of the Company, payment of all amounts payable under the Credit Facility, including the principal amount of, and accrued interest on, the Loan may be accelerated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Facility, including the principal amount of, and accrued interest on, the Loan shall automatically become immediately due and payable.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: August 31, 2004                   INTERNATIONAL PAPER COMPANY
                                                  (Registrant)

                                        By:      /s/ Deborah Haraldson
                                                 -----------------------------
                                                 Name:  Deborah Haraldson
                                                 Title:    Assistant Secretary




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                       STATEMENT OF DIFFERENCES

The Euro sign shall be expressed as..........................................'E'